SUPPORT AGREEMENT


     THIS MEMORANDUM OF AGREEMENT made as of the 30th day of June, 1998.

B E T W E E N:

     APPLIED CELLULAR TECHNOLOGY, INC., a Missouri corporation
     (hereinafter called "Applied")

                                     - and -

     COMMSTAR LTD., an Ontario corporation
     (hereinafter called the "Corporation")


     AND WHEREAS pursuant to an arrangement (the "Arrangement") effected by articles of arrangement to be filed pursuant to the Business Corporations Act (Ontario) (the "OBCA"), all of the issued and outstanding common shares in the capital of the Corporation are to be exchanged, for either common stock in the capital of Applied or exchangeable non-voting shares in the capital of the Corporation (the "Exchangeable Shares");

     AND WHEREAS the aforesaid articles of arrangement set forth the rights, privileges, restrictions and conditions (collectively the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

     AND WHEREAS the parties hereto desire to make appropriate provisions and to establish a procedure whereby Applied will take certain actions and make certain payments and deliveries necessary to ensure that the Corporation will be able to make certain payments and to deliver or cause to be delivered shares of Applied Common Stock in satisfaction of the obligations of the Corporation under the Exchangeable Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices all in accordance with the Exchangeable Share Provisions;

     NOW THEREFORE in consideration of the respective covenants in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

1.1 Defined Terms. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

1.2 Interpretation not Affected by Headings, etc. The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.3 Number, Gender, etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4 Date for any Action. If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.


                                   ARTICLE II

                    COVENANTS OF APPLIED AND THE CORPORATION

2.1 Covenants of Applied Regarding Exchangeable Shares. So long as any Exchangeable Shares are outstanding, Applied shall:

     (a) not declare or pay any dividend on Applied Common Stock unless (i) the Corporation shall have sufficient assets, funds and other property (including, where applicable, shares of Applied Common Stock or other securities of Applied) available to enable the due declaration and the due and punctual payment in accordance with applicable law, of a dividend on the Exchangeable Shares in accordance with the Exchangeable Share Provisions and (ii) the Corporation shall simultaneously declare or pay, as the case may be, a dividend on the Exchangeable Shares in accordance with the Exchangeable Share Provisions;

     (b) cause the Corporation to declare simultaneously with the declaration of any dividend on shares of Applied Common Stock a dividend on the Exchangeable Shares and, when such dividend is paid on Applied Common Stock, cause the Corporation to pay simultaneously therewith such dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

     (c) advise the Corporation sufficiently in advance of the declaration by Applied of any dividend on shares of Applied Common Stock and take all such other actions as are necessary, in cooperation with the Corporation, to ensure that the declaration date, record date and payment date for any dividend on the Exchangeable Shares shall be the same as the declaration date, record date, and payment date for the corresponding dividend on shares of Applied Common Stock and such dates in respect of dividends on the Exchangeable Shares shall be in accordance with any requirement of the Exchangeable Share Provisions and the stock exchange(s) on which the Exchangeable Shares may be listed;

     (d) ensure that the record date for any dividend declared on shares of Applied Common Stock, Applied Common Stock Reorganization, Rights Offering, Special Distribution or Capital Reorganization is not less than 10 Business Days after the declaration date for such dividend or effective date of such Applied Common Stock Reorganization, Rights Offering, Special Distribution or Capital Reorganization;

     (e) take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of the Corporation, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered shares of Applied Common Stock to the holders of Exchangeable Shares in satisfaction of the Liquidation Amount for each such Exchangeable Share, in accordance with the provisions of Article 4 of the Exchangeable Share Provisions;

     (f) take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the

          Corporation to cause to be delivered shares of Applied Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of
          Article 5 or Article 6 of the Exchangeable Share Provisions, as the case may be;

     (g) not exercise its vote as a shareholder of the Corporation to initiate, consent to or approve the voluntary liquidation, dissolution or winding-up of the Corporation nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of the Corporation; and

     (h) not exercise its vote as a shareholder of the Corporation to authorize the continuance or other transfer of the corporate existence of the Corporation to any jurisdiction outside Canada.

2.2 Segregation of Funds. Applied will cause the Corporation to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such assets and other property as is necessary to enable the Corporation to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of holders from time to time of the Exchangeable Shares, and will cause the Corporation to use such funds, assets and other property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, in each case in accordance with the Exchangeable Share Provisions.

2.3 Reservation of Shares of Applied Common Stock. Applied hereby represents and warrants that it has irrevocably reserved for issuance out of its authorized and unissued capital stock such number of shares of Applied Common Stock as is equal to the number of Exchangeable Shares outstanding immediately following the Effective Date and covenants that at all times in the future while any Exchangeable Shares are outstanding it will keep reserved and available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of Applied Common Stock (or other shares or securities into which Applied Common Stock may be reclassified or changed) as is necessary to enable Applied and the Corporation to perform their respective obligations pursuant to this agreement, the Exchangeable Share Provisions and the Voting and Exchange Trust Agreement.

2.4 Notification of Certain Events. In order to assist Applied to comply with its obligations hereunder, the Corporation will give, or cause the Transfer Agent to give, Applied notice of each of the following events at the time set forth below:

     (a) in the event of any determination by the Board of Directors of the Corporation to institute voluntary liquidation, dissolution or winding up proceedings with respect to the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs at least 60 days prior to the proposed effective date of such liquidation dissolution, winding up or other distribution;

     (b) immediately, upon the earlier of (i) receipt by the Corporation of notice of, and (ii) the Corporation otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

     (c)  immediately,  upon  receipt  by the  Transfer  Agent  of a  Retraction
          Request;

     (d) at least 130 days prior to any accelerated automatic redemption date determined by the Board of Directors of the Corporation in accordance with the Exchangeable Share Provisions; and

     (e) as soon as practicable upon the issuance by the Corporation of any Exchangeable Shares or rights to acquire Exchangeable Shares.

2.5 Delivery of Applied Common Stock. In furtherance of its obligations under subsections 2.1(e) and (f) hereof, upon notice of any event that requires the Corporation to cause to be delivered Applied Common Stock to any holder of Exchangeable Shares, Applied shall forthwith issue and deliver the requisite shares of Applied Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as the Corporation shall direct. All such shares of Applied Common Stock shall be duly issued as fully paid and non-assessable and shall be free and clear of any liens. In consideration of the issuance of each such shares of Applied Common Stock by Applied, the Corporation shall issue to Applied, or as Applied shall direct, such number of common shares of the Corporation as is equal to the fair value of such Applied Common Stock.

2.6 Qualification of Applied Common Stock. Applied shall use all reasonable efforts to obtain and comply with all orders required from the applicable Canadian securities authorities to permit the issuance of the Applied Common Stock upon any such exchange of the Exchangeable Shares without registration or qualification with or approval of or the filing of any document including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian federal or provincial law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other legal requirement before such Applied Common Stock may be issued by Applied and delivered by the Corporation or Applied to the holder thereof or in order that such Applied Common Stock may be freely traded under the laws of Canada and the United States thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of the Corporation or Applied for purposes of Canadian federal or provincial securities law or an '"affiliate" for purposes of United States Federal or state securities law).

2.7 Tender Offers, etc. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Applied Common Stock (an "Offer") is proposed by Applied or is proposed to Applied or its stockholders and is recommended by the Board of Directors of Applied, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Applied, Applied will use all commercially reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Applied Common Stock, without discrimination. Without limiting the generality of the foregoing, Applied will use all commercially reasonable efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against the Corporation (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

2.8 Ownership of Outstanding Shares. Applied covenants and agrees in favour of the Corporation that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than Applied or any of its Affiliates, Applied will be and remain the direct or indirect beneficial owner of all issued and outstanding shares in the capital of the Corporation (other than Exchangeable Shares) and all outstanding securities of the Corporation carrying or otherwise entitled to voting rights in any circumstances (other than Exchangeable Shares), unless Applied shall have obtained the prior approval of the Corporation and the holders of the Exchangeable Shares given in accordance with section 9.2 of the Exchangeable Share Provisions.

2.9 Applied Not To Vote Exchangeable Shares. Applied covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by Applied and its Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Applied further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights that may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the OBCA with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares, including without limitation any approval to be given by holders of Exchangeable Shares pursuant to section 9.2 of the Exchangeable Share Provision.

2.10 Due Performance. On and after the Effective Date, Applied shall duly and timely perform all of its obligations provided for in the Plan of Arrangement, including any obligations that may arise upon the exercise of Applied's rights under the Exchangeable Share Provisions.

2.11 Economic Equivalence. Applied hereby acknowledges that it will be bound by any determination of economic equivalence made by the Board of Directors of the Corporation pursuant to section 10.1 of the Exchangeable Share Provisions, where applicable.

                                   ARTICLE III

                                     GENERAL

3.1 Term. This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as there are no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) held by any party other than Applied and its Affiliates.

3.2 Changes in Capital of Applied and the Corporation. Notwithstanding the provisions of section 3.4 hereof, at all times after the occurrence of any event effected pursuant to section 2.7 hereof as a result of which either shares of Applied Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which shares of Applied Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

3.3 Severability. If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and this agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

3.4 Amendments, Modifications, etc. This agreement may not be amended or modified except by an agreement in writing executed by the Corporation and Applied and approved by the holders of the Exchangeable Shares in accordance with section 11.2 of the Exchangeable Share Provisions.

3.5 Ministerial Amendments. Notwithstanding the provisions of section 3.4, the parties to this agreement may without the approval of the holders of the Exchangeable Shares, at any time and from time to time, amend or modify this agreement in writing for the purposes of:

     (a) adding to the covenants of either or both parties for the protection of the holders of the Exchangeable Shares;

     (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the Board of Directors of each of the Corporation and Applied, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

     (c) making such changes or corrections which, on the advice of counsel to the Corporation and Applied, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error herein, provided that the boards of directors of each of the Corporation and Applied shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

3.6 Meeting to Consider Amendments. The Corporation, at the request of Applied, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 3.4 hereof. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation and the Exchangeable Share Provisions and applicable law.

3.7 Waivers Only in Writing. No waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

3.8 Enurement. This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

3.9 Applied Successors. Applied shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all its undertaking, property and assets would become the property of any other person or in the case of a merger, of the continuing corporation resulting therefrom, unless:

     (a) such other person or continuing corporation is a corporation (the "Applied Successor") incorporated under the laws of any state of the United States or the laws of Canada or any province thereof; and

     (b)  the Applied  Successor,  by operation of law,  becomes,  without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement to be bound by the provisions hereof as if it were an original party hereto and to observe and perform all of the covenants and obligations of Applied pursuant to this agreement, in form satisfactory to the Corporation, acting reasonably.

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of Applied with or into Applied.

3.10 Notices to Parties. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

     (a)  if to Applied at:

          400 Palm Way, Suite 410
          Palm Beach, Florida 33480 U.S.A.

          Attention: Garrett A. Sullivan
          Fax: (561) 366-0002

     (b)  if to the Corporation at:

          555 Richmond Street West
          Suite 1108
          Toronto, Ontario M5V 3B1

          Attention: Donald Swift
          Fax: (416) 504-7308

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

3.11 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

3.12  Jurisdiction.   This  agreement  shall  be  construed  and  enforced  in
accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

3.13 Attornment. Applied agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints the Corporation at its registered office as Applied's attorney for service of process.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.


                        APPLIED CELLULAR TECHNOLOGY, INC.


                        By: /s/ Garrett A. Sullivan
                            --------------------------------------


                        COMMSTAR LTD.


                        By: /s/ DA Swift
                            --------------------------------------